Moody National REIT II, Inc. 8-K

Exhibit 10.5

SECURITY AGREEMENT

Moody National Operating Partnership II, LP whose address is 6363 Woodway Drive, Suite 110, Houston, Texas 77057 and Moody National REIT II, Inc. whose address is P.O. Box 219280, Kansas City, Missouri 64121 (the “Debtor”, whether one or more), and Green Bank, N.A. (the “Secured Party”), whose address is 4000 Greenbriar, Houston, Texas 77098, agree as follows:

SECTION 1.              CREATION OF SECURITY INTEREST

Debtor hereby grants to Secured Party a security interest in the property described in Section 2 of this Agreement to secure performance and payment of (i) that certain promissory note of even date herewith, in the principal amount of $16,000,000.00, executed by Debtor and payable to the order of Secured Party, (said promissory note is herein called the “Note”), and bearing interest and being payable in the manner provided therein; (ii) all renewals and extensions of the Note; and (iii) payment and performance of all obligations under the Loan Agreement, as defined in the Note, and any other Loan Document, as defined in the Loan Agreement (all of the foregoing described in this Section 1 being the “Secured Indebtedness”).

SECTION 2.              COLLATERAL

For valuable consideration, receipt of which is hereby acknowledged, Debtor hereby grants to Secured Party a security interest in the following assets, whether now existing or hereafter acquired and wherever located, including the following:

All cash received by Moody National REIT II, Inc. constituting Net Equity, together with all payment intangibles relating thereto. Net Equity is defined as the gross offering proceeds of equity issuances by the Moody National REIT II, Inc. less reasonable total offering costs, including, but not limited to all reasonable legal fees, filing fees, selling commissions, printing fees and accounting fees and expenses.

Limitation: It is the intent of Debtor and Secured Party that the Collateral. and the Controlled Account (as defined below), constitute the sole collateral for the Secured Indebtedness. Accordingly, Secured Party hereby waives any and all security interests in and/or liens on any other deposit account maintained by Debtor with Secured Party the effect of which would be inconsistent with such intent.Together with all proceeds of the Collateral.

SECTION 3.              PAYMENT OF OBLIGATIONS OF DEBTOR

3.1           Direct Obligations. Debtor shall pay to Secured Party any sum or sums due or which may become due pursuant to the Note, or any extensions or renewals thereof, or under this Agreement or any documents executed in connection therewith or as security therefor.

3.2           Expenses. Debtor shall pay to Secured Party on demand all expenses and expenditures, including reasonable attorneys’ fees and other legal expenses incurred or paid by Secured Party in exercising or protecting its interests, rights and remedies under this Agreement, plus interest thereon at the maximum non-usurious rate permitted by applicable law with respect to Debtor.

3.3           Acceleration. Debtor shall pay immediately, without notice, the entire unpaid principal and accrued unpaid interest relating to the Secured Indebtedness of Debtor to Secured Party whether created or incurred pursuant to this Agreement or otherwise, upon Debtor’s default under this Agreement and Secured Party’s acceleration of payment of all said indebtedness (unpaid principal, earned unpaid interest and other accrued charges) as provided for in this Agreement.

SECTION 4.              DEBTOR’S REPRESENTATIONS, WARRANTIES AND AGREEMENTS RELATING TO FILING

Debtor represents, warrants and agrees that:

4.1           Location of Collateral. The Collateral shall be held in a deposit account at all times subject to Secured Party’s control pursuant to the Collateral Assignment of Deposit Account of even date herewith executed by Borrower in favor of Lender (any deposit account subject to Secured Party’s control pursuant to such Collateral Assignment of Deposit Account, the “Collateral Account”).

4.2           Information. All information supplied and statements made by Debtor or any guarantor in any financial, credit or accounting statement or application for credit prior to, contemporaneously with or subsequent to the execution of this Agreement were, and shall be, at the time of delivery, true, correct, complete, in all material respects.

4.3            No Additional Security Interests or Liens. Debtor will not pledge, mortgage or otherwise encumber, or create or suffer a security interest to exist in any of the Collateral to or in favor of anyone other than Secured Party.

4.4           Additional Documentation. Debtor will sign and execute alone or with Secured Party any Financing Statement or other document or procure any document, and pay all connected costs, necessary to protect the security interests, rights and remedies created by, provided in or emanating from this Agreement.

4.5           Protective Action. Debtor will, at its own expense, do, make, procure, execute and deliver all acts, things, writing and assurances as Secured Party may at any time reasonably request to protect, assure or enforce its interests, rights and remedies created by, provided in or emanating from this Agreement.

SECTION 5.              EVENTS OF DEFAULT

Debtor shall be in default under this Agreement if any Event of Default, as defined in the Note the Loan Agreement or any other Loan Document shall have occurred and be continuing;

SECTION 6.              SECURED PARTY’S RIGHTS AND REMEDIES

6.1           Rights Exclusive of an Event of Default. The Secured Indebtedness may be assigned from time to time by Secured Party, together with this Agreement and Secured Party’s rights hereunder, and in any such case the assignee shall be entitled to all of the rights, privileges and remedies granted in this Agreement to Secured Party.

6.2           Rights in Event of Default. Upon the occurrence of an Event of Default and at any time thereafter during the continuation thereof, Secured Party may declare the Secured Indebtedness immediately due and payable and shall have the rights and remedies of a secured party under the Texas Business and Commerce Code, under other applicable laws of each state having jurisdiction over the Collateral or any part thereof.

6.3           Secured Party may remedy any default and may waive any default without waiving the default remedied or without waiving any other prior or subsequent default.

6.4           The remedies of Secured Party hereunder are cumulative, and the exercise of any one or more of the remedies provided for herein shall not be construed as a waiver of any of the other remedies of Secured Party.

6.5           SECURED PARTY MAY ENFORCE ITS RIGHTS UNDER THIS AGREEMENT WITHOUT RESORT TO PRIOR JUDICIAL PROCESS OR JUDICIAL HEARING, AND DEBTOR EXPRESSLY WAIVES, RENOUNCES AND KNOWINGLY RELINQUISHES ANY LEGAL RIGHT WHICH MIGHT OTHERWISE REQUIRE SECURED PARTY TO ENFORCE ITS RIGHTS BY JUDICIAL PROCESS. IN SO PROVIDING FOR A NON-JUDICIAL REMEDY, DEBTOR RECOGNIZES AND CONCEDES THAT SUCH A REMEDY IS CONSISTENT WITH THE USAGE OF THE TRADE, IS RESPONSIVE TO COMMERCIAL NECESSITY AND IS THE RESULT OF BARGAINING AT ARMS LENGTH. NOTHING IN THIS AGREEMENT IS INTENDED TO PREVENT DEBTOR OR SECURED PARTY FROM RESORTING TO JUDICIAL PROCESS AT EITHER PARTY’S OPTION.

6.6           Debtor agrees that in performing any act under this Agreement that time shall be of the essence and that Secured Party’s acceptance of a partial or delinquent payment or payments, or the failure of Secured Party to exercise any right or remedy shall not be a waiver of any obligation of Debtor or any right of Secured Party or constitute a waiver of any other similar default subsequently occurring.

SECTION 7.              ADDITIONAL AGREEMENTS

7.1           Parties. “Secured Party” and “Debtor” as used in this instrument include successors, representatives, receivers, trustees and assigns of those parties.

7.2           Section Headings. The section headings appearing in this instrument have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this instrument.

7.3           Defined Terms. Terms used in this instrument which are defined in the Texas Business and Commerce Code are used with the meanings as therein defined.

7.4           Applicable Law; Place of Payment. The law governing this secured transaction shall be that of the State of Texas in force at the date of this instrument, and all payments and obligations shall be made and performed in Houston, Harris County, Texas, unless otherwise agreed.

7.5           Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and the remaining provisions of this Agreement shall be in full force and effect.

7.6           The Debtor agrees that the sums evidenced by the Note and secured hereby are not for personal, family or household purposes, and that it is to be used primarily for business and commercial purposes.

EXECUTED as of the 24th day of October, 2018.

SIGNATURES FOUND ON FOLLOWING PAGE(S)

“DEBTOR”

Moody National Operating Partnership II, LP,
By: Moody National REIT II, Inc.,
a Maryland corporation, its general partner

By:
Brett C. Moody, President

Moody National REIT II, Inc.,
a Maryland corporation

By:
Brett C. Moody, President

“SECURED PARTY”

Green Bank, N.A.

By:
Peyton Jones, Executive Vice President